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                                                                     EXHIBIT 11


-------------------------------------------------------------------------------------------------------------------
                                          EARNINGS PER SHARE CALCULATION
-------------------------------------------------------------------------------------------------------------------


                                                                             For the Quarter
                                                                                   Ended


                                                              March 31, 1997               March 31, 1996
                                                       ---------------------------    -------------------
Weighted Average Shares Outstanding                                  7,478,312                   3,507,936

Net Loss                                               $           (2,525,053)        $         (1,039,260)
                                                       ---------------------------    -----------------------

Primary Loss Per Share                                                 ($0.34)                      ($0.30)
                                                       ===========================    ========================
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